EXHIBIT 12(a)(3)

CERTIFICATION UNDER SECTION 906

OF THE SARBANES-OXLEY ACT

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Sec. 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2013 of Allstate Assurance Company Separate Account B (“Registrant”).

I, David G. Fussell, the Chief Executive Officer and Chief Financial Officer of the Registrant certify that:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 3, 2014	/s/ David G. Fussell
David G. Fussell
Chairman, Board of Managers Allstate Assurance Company Separate Account B
Signing in the capacity of Chief Executive Officer and Chief Financial Officer